Exhibit 21.1

Subsidiaries of Registrant

Name:                Digirad Imaging Solutions, Inc.
State of Incorporation:        Delaware

Name:                MD Office Solutions, Inc.
State of Incorporation:        California

Name:                Telerhythmics, LLC
State of Incorporation:        Tennessee

Name:                Project Rendezvous Holding Corporation
State of Incorporation:        Delaware

Name:                Project Rendezvous Acquisition Corporation
State of Incorporation:        Delaware

Name:                DMS Health Technologies, Inc.
State of Incorporation:        North Dakota

Name:                DMS Imaging, Inc.
State of Incorporation:        North Dakota

Name:                DMS Health Technologies - Canada, Inc.
State of Incorporation:        North Dakota